UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

October 18, 2024

Dear Stockholders,

We are very pleased to invite you to the virtual 2024 Annual Meeting of Stockholders of Alliance Entertainment Holding Corporation, which will be held on Thursday, November 7, 2024, at 1:15 p.m., Eastern Time. The Annual Meeting will be held virtually via live internet webcast at www.cstproxy.com/aent/2024.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the virtual Annual Meeting. Therefore, we urge you to read the enclosed proxy materials and then promptly vote via the internet or telephone or, by completing, signing and returning by mail the enclosed proxy card, even if you plan to attend the virtual Annual Meeting.

As a representative of your Board of Directors, it is my pleasure to work closely with the other members of the Board who are similarly committed to our stockholders and providing effective oversight and guidance to management. We deeply value your support.

Very truly yours,

/s/ Bruce Ogilvie
Bruce Ogilvie
Executive Chairman of the Board of Directors

The proxy materials related to the Annual Meeting are first being mailed on or about October 18, 2024.

Alliance Entertainment Holding Corporation

8201 Peters Road,

Suite 1000

Plantation, Florida 33324

NOTICE OF VIRTUAL 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 7, 2024

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the virtual 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Alliance Entertainment Holding Corporation (the “Company”) will be held on Thursday, November 7, 2024, at 1:15 p.m., Eastern Time, via a live webcast, which can be accessed on the internet by visiting www.cstproxy.com/aent/2024.

To access the virtual Annual Meeting, you will need a 16-digit control number. The control number is provided on your proxy card or through your broker or other nominee if you hold your shares in “street name.”

Stockholders will be able to attend, vote and submit questions virtually during the Annual Meeting.

We are holding the Annual Meeting to consider and vote on the following proposals, as more fully described in the Proxy Statement accompanying this Notice of Annual Meeting:

1	To elect W. Tom Donaldson III and Chris Nagelson to serve as Class I directors on our Board of Directors until the 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
2	To approve an amendment to our 2023 Omnibus Equity and Incentive Plan (the “2023 Plan”) to increase the shares of common stock available under the 2023 Plan from 600,000 shares of Class A common stock to 1,000,000 shares of Class A common stock;
3	To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 7, 2024: The Proxy Statement, enclosed proxy card and Annual Report on Form 10-K for the fiscal year ended June 30, 2024 are available at www.cstproxy.com/aent/2024.

Our Board of Directors has established the close of business on September 23, 2024, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the virtual Annual Meeting and at any postponement or adjournment thereof. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the virtual Annual Meeting and any adjournment or postponement thereof.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the virtual Annual Meeting. Therefore, we urge you to read the enclosed proxy materials and then promptly vote via the internet or telephone or, by completing, signing and returning by mail the enclosed proxy card, even if you plan to attend the virtual Annual Meeting. Voting via the internet or telephone or returning your completed proxy will ensure your representation at the virtual Annual Meeting. If you decide to attend the virtual Annual Meeting and wish to change your proxy vote, you may do so automatically by voting at the virtual Annual Meeting if your shares are held directly in your name as the stockholder of record.

Sincerely,

/s/ Bruce Ogilvie
Bruce Ogilvie
Executive Chairman of the Board of Directors

Plantation, Florida

October 18, 2024

If you have any questions or require any assistance with respect to voting your shares, please contact David Gentry at AENT@redchip.com or (407) 644-4256.

Alliance Entertainment Holding Corporation

8201 Peters Road

Suite 1000

Plantation, Florida 33324

PROXY STATEMENT

FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 7, 2024

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Alliance Entertainment Holding Corporation (referred to herein as “we,” “us,” “our,” “Alliance” and the “Company”) for use at our virtual 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 7, 2024, at 1:15 p.m., Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be held via a live webcast, which can be accessed on the internet by visiting www.cstproxy.com/aent/2024, where you will be able to attend the Annual Meeting, submit questions and vote your shares electronically.

Please refer to the section of this Proxy Statement entitled “Questions and Answers Regarding the Annual Meeting” for additional information regarding how to attend the virtual Annual Meeting and vote your shares.

Only stockholders of record at the close of business on September 23, 2024 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. These proxy solicitation materials and our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “Annual Report on Form 10-K”), including audited financial statements, were mailed on or about October 18, 2024, to all stockholders entitled to receive notice of and vote at the Annual Meeting. In addition, these proxy solicitation materials and our Annual Report on Form 10-K, are available at www.cstproxy.com/aent/2024.

Meet Our Board

Qualifications of Our Board

Our Board is comprised of actively engaged individuals with diverse skills, experiences and backgrounds that contribute to the effective oversight of our Company. The Board believes these varied qualifications help to inform and better oversee decisions regarding the Company’s long-term strategic growth.

The presentation below is a high-level summary of our Board’s skills. For further information about each director, please see the section of this Proxy Statement entitled “Proposal No. 1-Nominees for Director-Information Regarding the Class I Director Nominees” below.

Committee Structure

	Audit Committee	Compensation Committee	Nominating Committee
Bruce Ogilvie (Executive Chairman)
Jeff Walker (CEO and CFO)
W. Tom Donaldson III (Independent) (Class I Nominee)		**	++
Thomas Finke (Independent)	++	++	**
Chris Nagelson (Independent) (Class I Nominee)	++	++	++
Terilea Wielenga (Independent)	**	++	++

** Committee Chair	++ Committee Member

Leadership Structure

Our Board believes it is in our Company’s best interests that the positions of Chairman and Chief Executive Officer are separate, with Mr. Ogilvie serving as our Chairman and Jeff Walker serving as our Chief Executive Officer and Chief Financial Officer. Our Board believes separating these roles promotes effective leadership, allowing our Chief Executive Officer to focus on the management of our day-to-day business, while allowing our Chairman to focus on matters involving our Board, our overall corporate strategy and corporate governance.

Our Board does not currently have a lead independent director. The Board has determined that this structure is the most effective leadership structure for our Company at this time. The Board has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management. All of our Board committees are comprised of independent directors. We believe the independent nature of our Board committees ensures that our Board maintains a level of independent oversight of management that is appropriate for the Company. For more details regarding our leadership structure, please see the section of this Proxy Statement entitled “Proposal No. 1-Board Leadership Structure” below.

Questions and Answers Regarding the Annual Meeting

The following are some commonly asked questions raised by our stockholders and answers to each of those questions.

Q. When and where will the Annual Meeting be held?

A: You are invited to attend the Annual Meeting on Thursday, November 7, 2024, at 1:15 p.m., Eastern Time. The Annual Meeting will be conducted entirely online via a live webcast. Our stockholders may participate in the Annual Meeting by visiting the following website: www.cstproxy.com/aent/2024. You will need a 16-digit control number to attend and participate in the live webcast of the Annual Meeting. Please refer to the questions titled “How can I vote my shares at the Annual Meeting?” and “How can I vote my shares without attending the Annual Meeting?” for information on obtaining your 16-digit control number.

An online pre-meeting forum will be available to our stockholders at www.proxyvote.com prior to the date of the Annual Meeting. By accessing this online forum, our stockholders will be able to vote, view the Annual Meeting procedures, and obtain copies of proxy materials and our Annual Report on Form 10-K.

Q. What are the proposals at the Annual Meeting?

A:	Stockholders will consider and vote by internet, mail, telephone, or virtually at the Annual Meeting, upon the following matters:

●	Proposal No. 1: To elect two Class I directors to serve on our Board until the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) or until their respective successors are duly elected and qualified (which we also refer to as the “Director Election Proposal”); and

●	Proposal No. 2: To approve an amendment to our 2023 Omnibus Equity and Incentive Plan (the “2023 Plan”) to increase the number of shares of common stock available for grant under the 2023 Plan from 600,000 shares of Class A common stock to 1,000,000 shares of Class A common stock (which we also refer to as the “Plan Amendment Proposal”).

Stockholders may also be asked to consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q. How does the Board of Directors recommend that I vote on the proposals?

A: The Board recommends that our stockholders vote “FOR” each of the candidates in Proposal No. 1, and “FOR” Proposal No. 2 by voting via the internet or by telephone or using the enclosed proxy card.

Q: What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner, and how does this affect my options for voting my shares at the Annual Meeting?

A: Most of our stockholders hold their shares beneficially in “street name” through a broker, bank, or other nominee (“Beneficial Owner”) rather than directly in their own name (“Stockholder of Record”). There are some distinctions between shares held of record and shares owned beneficially, specifically:

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the Stockholder of Record with respect to those shares, and these proxy materials are being sent directly to you.

As a Stockholder of Record, you have the right to vote by proxy or to vote electronically via live webcast at the Annual Meeting. You may vote in advance via the internet or telephone or, by completing, signing and returning by mail the enclosed proxy card, as described in further detail below. Even if you plan to attend the virtual Annual Meeting, we recommend that you vote via the internet or by telephone in advance as described below so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Beneficial Owner: If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the Beneficial Owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the Stockholder of Record with respect to those shares.

As a Beneficial Owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account, and you are also invited to attend the virtual Annual Meeting. However, because you are not the Stockholder of Record, you may not vote these shares at the virtual Annual Meeting unless you request and obtain a valid “legal proxy” or obtain a 16-digit control number from your broker, bank, or other nominee. Please refer to the voting instructions provided to you by your broker, bank, or other nominee for instructions on the voting methods they offer.

Q. How can I vote my shares at the Annual Meeting?

A: Shares held directly in your name as the Stockholder of Record may be voted by internet, mail, telephone, or at the Annual Meeting virtually by live webcast. To vote at the Annual Meeting virtually by live webcast you must visit the following website: www.cstproxy.com/aent/2024. You will need the 16-digit control number included on your proxy card. However, even if you plan to attend the Annual Meeting virtually, we recommend that you vote via the internet or by telephone in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are the Beneficial Owner of your shares, you may vote your shares at the virtual Annual Meeting only if you request and obtain a valid “legal proxy” or obtain a 16-digit control number from your broker, bank, or other nominee.

Q. How can I vote my shares without attending the Annual Meeting?

A: Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the virtual Annual Meeting. Whether you are a Stockholder of Record or a Beneficial Owner, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting.

Stockholder of Record: If you are a Stockholder of Record, you may vote by proxy using the options below.

To vote by internet, you will need the 16-digit control number included on the enclosed proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on November 6, 2024 by visiting www.proxyvote.com and following the instructions.

To vote by telephone, you will need the 16-digit control number included on the enclosed proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on November 6, 2024 by calling +1 (866) 894-0536 and following the instructions.

To vote by mail, complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on November 6, 2024.

Beneficial Owner. If you are a Beneficial Owner, please refer to the voting instructions provided to you by your broker, bank or other nominee for details on how to submit a voting instruction form.

Q. How can I submit a question at the Annual Meeting?

A: This year’s question and answer session for stockholders will include questions submitted live during the virtual Annual Meeting.

As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.cstproxy.com/aent/2024. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

Q. What if I need technical assistance?

A. We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on November 7, 2024. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q. Can I change my vote or revoke my proxy?

A: Stockholder of Record: If you are the Stockholder of Record, you may revoke your proxy in any one of four ways:

●	You may vote again by internet or by telephone at a later time (prior to the deadline for internet or telephone voting);

●	You may submit a properly completed proxy card with a later date (prior to the deadline to vote by mail);

●	You may send a written notice that you are revoking your proxy to Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, FL 33324, Attention: Secretary; or

●	You may attend the virtual Annual Meeting and vote electronically via live webcast. However, attending the virtual Annual Meeting will not, by itself, revoke your proxy or change your vote.

Beneficial Owner: If you are a Beneficial Owner, you may revoke your proxy by following the voting instructions provided to you by your broker, bank or other nominee.

If you have any questions or need assistance voting your shares, please contact David Gentry at AENT@redchip.com or (407) 644-4256.

Q. Who will count the votes?

A: A representative of Continental Stock Transfer & Trust Company will count the votes and act as the inspector of election.

Q. What does it mean if I get more than one proxy card or voting instruction form?

A: Stockholder of Record: If you are a Stockholder of Record with shares registered under different names, you will receive more than one set of proxy materials and more than one proxy card. Please complete, sign, date and promptly return each proxy card in the enclosed postage-paid envelope provided or vote by internet or by telephone using the 16-digit control number on each enclosed proxy card to ensure that all of your shares are voted. If you would like all of your shares to be registered in the same name and under the same address, please contact our transfer agent, Continental Stock Transfer & Trust Company at (800) 509-5586.

Beneficial Owner: If you are a Beneficial Owner with shares held in more than one account, you will receive more than one voting instruction form from your broker, bank or other nominee. Please refer to the voting instructions provided to you by your broker, bank or other nominee for details on how to submit a voting instruction form for each account in which your shares are held. If you would like all of your shares to be held in the same account and under the same address, please contact your broker, bank or other nominee.

Q. Who is entitled to vote at the Annual Meeting?

A: Only Stockholders of Record on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. If you are the Beneficial Owner of your shares, you may vote your shares at the virtual Annual Meeting only if you request and obtain a valid “legal proxy” or obtain a 16-digit control number from your broker, bank, or other nominee.

Q. How many shares am I entitled to vote?

A: As a Stockholder of Record, you may vote all of the shares owned by you as of the Record Date. If you are a Beneficial Owner of your shares, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account as of the Record Date.

Q. How many votes may be cast?

A: Each outstanding share of our Class A common stock and Class E common stock as of the Record Date will be entitled to one vote on all matters brought before the Annual Meeting. As of the Record Date, 50,957,370 shares of our Class A common stock were issued and outstanding and eligible to vote at the Annual Meeting, and 60,000,000 shares of our Class E Common Stock were issued and outstanding and entitled to 60,000,000 votes at the Annual Meeting. Holders of Class E Common Stock will have the right to vote such shares of Class E common stock, provided that during the escrow period they have contractually agreed to vote their shares of Class E common stock in the same manner and proportion as the Class A common stock votes.

Q. What constitutes a “quorum” at the Annual Meeting?

A. The presence at the Annual Meeting, in person (even if not voting) or by proxy, of the holders of a majority in voting power of the shares of our capital stock outstanding as of the Record Date will constitute a “quorum.” Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum. Abstentions and broker non-votes are each included for the purpose of determining whether a quorum is present.

Q. What vote is required to elect the directors and approve each of the other proposals?

A. The plurality of the votes properly cast at the Annual Meeting will be sufficient to pass the Director Election Proposal. Accordingly, each nominee receiving the highest number of affirmative votes will be elected. Alliance Class A common stockholders do not have cumulative voting rights in the election of directors. If you “WITHHOLD” votes for directors and Broker non-votes will have no effect on the election of the nominee.

The approval of the Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of our capital stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence in person.

Q: What is the effect of an abstention on a particular proposal?

A: Shares held by persons attending the virtual Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present at the virtual Annual Meeting for purposes of determining the presence of a quorum but will “abstain” from voting on such proposal.

For the Director Election Proposal, abstentions are not counted as votes “FOR” or “AGAINST” a director nominee and will have no effect in determining the outcome of the election of directors.
For the Plan Amendment Proposal, abstentions will have the same effect as a vote “AGAINST” such proposal.

Q: What is the effect of a broker non-vote on a particular proposal?

A: A broker non-vote occurs when a bank, broker or other nominee holding shares for a Beneficial Owner has not received instructions from the Beneficial Owner regarding the voting of the shares and does not have discretionary authority to vote the shares for certain non-routine matters. Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum.

Each of the Director Election Proposal and the Plan Amendment Proposal is considered a non-routine matter. As a result, a bank, broker or other nominee may not vote on these proposals without instructions from the Beneficial Owner. As a result, there may be broker non-votes in connection with these proposals.

For the Director Election Proposal, broker non-votes are not counted as votes “FOR” or “AGAINST” a director nominee and will have no effect in determining the outcome of the election of directors.
For the Plan Amendment Proposal, broker non-votes will have the same effect as a vote “AGAINST” such proposal.

Q. How will voting on any other matters be conducted?

A: Although we do not know of any matters to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other matters are properly presented at the Annual Meeting, your properly submitted proxy gives authority to the proxy holders, Bruce Ogilvie and Jeffrey Walker, to vote on such matters at their discretion.

Q. Who are the largest principal stockholders?

A : For information regarding holders of more than 5% of the outstanding shares of our Class A common stock and our Class E common stock, see the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management”.

Q. Who will bear the cost of this solicitation?

A: We will bear the entire cost of this solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to our stockholders. Proxies may also be solicited in person, by telephone, by email or by facsimile by our directors or officers without additional compensation.

Q. Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

Q. Who can answer my questions?

A: Your vote at this year’s Annual Meeting is important, no matter how many or how few shares you own. Please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope promptly or vote by internet or telephone as set forth above. If you have any questions, require assistance in submitting a proxy for your shares, or would like to request a copy of the proxy materials, please contact David Gentry at AENT@redchip.com or (407) 644-4256.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K, as well as in other filings we make with the SEC from time to time. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could materially differ from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1:

TO ELECT TWO CLASS I DIRECTORS TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2027 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED

General

Our Bylaws provide that the number of directors shall be set by the Board. The Board has set the current number of directors at six, two Class I directors, two Class II directors and two Class III directors. The Class I directors are W. Tom Donaldson III and Chris Nagelson and they are standing for re-election at this Annal Meeting. If elected, the Class I directors’ terms will expire at the 2027 annual meeting. The Class II directors are Thomas Finke and Terilea Wielenga and their terms expire at the 2025 annual meeting. The Class III directors are Bruce Ogilvie and Jeffrey Walker and their terms expire at the 2026 annual meeting.

The Board, on the recommendation of our Nominating and Governance Committee, has nominated W. Tom Donaldson III and Chris Nagelson for reelection at the Annual Meeting to serve as Class I directors for a term of office expiring at our 2027 Annual Meeting.

Messrs. Donaldson and Nagelson have agreed to continue to serve on the Board if elected, and management has no reason to believe that any of them will be unavailable for service.

Required Vote; Recommendation of Alliance Board of Directors

The Class I directors will be elected by a plurality of the votes of the Class A Common Stock and the Class E Common Stock cast at the Annual Meeting, voting together as a class, in person or by proxy for each nominee and entitled to vote on the election of directors at the 2024 Annual Meeting. Accordingly, each nominee receiving the highest number of affirmative votes will be elected. Alliance Class A common stockholders do not have cumulative voting rights in the election of directors. If you “WITHHOLD” votes and Broker non-votes will have no effect on the election of the nominee.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the election of W. Tom Donaldson III and Chris Nagelson.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE TWO CLASS I DIRECTOR NOMINEES NAMED HEREIN.

Nominees for Director

The following table sets forth information as to the persons recommended by our Nominating Committee, and nominated by our Board, to be elected as Class I directors.

Name	Age	Director Since	Positions with the Company
W. Tom Donaldson III+#	47	2023	Independent Director
Chris Nagelson*+#	56	2023	Independent Director

* Member of the Audit Committee

+ Member of the Compensation Committee

# Member of the Nominating Committee

Class I Directors are to be elected at the 2024 Annual Meeting. Biographical information regarding the nominees for election as a Class I Director and each other person whose term of office as a director will continue after the Annual Meeting is set forth below.

Information Regarding the Class I Director Nominees

W. Tom Donaldson III. Tom Donaldson has served as a director of Alliance since February 2023. Prior to that time, Mr. Donaldson served as a member of Adara Acquisition Corp.’s Board of Directors from August 2020 and as the chair of its audit committee until the closing of the business combination with Legacy Alliance in February 2023.

Mr. Donaldson founded and has served as the Managing Partner of Blystone & Donaldson since October 2018, a Charlotte, NC-based investment firm that focuses on middle-market companies. From January 2016 to December 2018, Mr. Donaldson served as an executive at Investors Management Corporation where he focused on investment decisions, managing risk and developing relationships with companies of interest. From around September 2013 to December 2015, he served as a Partner of Morehead Capital Management, LLC before it was merged into Investors Management Corporation in January 2016. From around June 2003 to August 2013, he practiced law as an associate and then a Partner at McGuireWoods LLP where he represented private funds and their portfolio companies in corporate governance, structuring and financing transactions and operating businesses in a wide variety of industries. Mr. Donaldson received his Master of Business Administration degree and Juris Doctor degree from Villanova University. He earned his undergraduate degree in Political Science from North Carolina State University. We believe Mr. Donaldson is qualified to serve on our board of directors based on his breath and depth of experience in varied investment, financing and legal roles.

We believe Mr. Donaldson is qualified to serve as a member of Alliance’s board of directors based on his experience as managing investment firms, his role on public and private boards of directors as well as his experience in investing in operating companies.

Chris Nagelson. Chris Nagelson has served as a director of Alliance since February 2023. From February 2005 until August 2022, Mr. Nagelson was the Vice President, DMM for Walmart, Inc. in Bentonville, AR. During that period, he was responsible for providing the strategic direction for the department that delivered market share growth as well as supported the overall corporate strategy. Mr. Nagelson also identified and established key performance indicators to improve team efficiencies and sales strategies and led a broad, cross-functional team in strategic executive-level planning. From June 1997 to February 2005, Mr. Nagelson was the Divisional Merchandise Manager for American Eagle Outfitters, Inc., based in Pittsburgh, PA.

Mr. Nagelson received a Bachelor of Arts degree from the University of Arkansas, where he majored in advertising and public relations.

We believe Mr. Nagelson is qualified to serve as a member of Alliance’s board of directors based on his extensive experience as a senior executive at a global merchandise and sales corporation.

INFORMATION REGARDING OUR CONTINUING DIRECTORS

The directors who are serving terms that end following the 2024 Annual Meeting and their ages, positions at our Company, the year in which each first became a director and the expiration of their respective terms on our Board of Directors are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Directors	Age	Position Held	Director Since	Expiration of Term
Class II
Thomas M. Finke	59	Director	2023	2025
Terilea Wielenga	65	Director	2023	2025

Class III
Bruce Ogilvie	66	Executive Chairman and Director	2023	2026
Jeffrey Walker	56	CEO, CFO and Director	2023	2026

Thomas M. Finke. Thomas Finke has been a director of Alliance since the closing of the business combination in February 2023 and was Chairman of Adara from its inception in August 2020, and CEO of Adara since June 2022, in each case, until the consummation of the Business Combination. Mr. Finke has served as a director of Invesco Ltd. (NYSE: IVZ), a global investment management firm, since December 1, 2020. From September 2016 to November 2020, Mr. Finke was the Chairman and Chief Executive Officer of Barings LLC, a global financial services firm and a subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual Life”). From December 2008 until September 2016, he was the Chairman and CEO of Babson Capital Management LLC (“Babson Capital”), also a subsidiary of MassMutual Life. In 2016, Mr. Finke led the merger of Babson Capital, Barings Asset Management Limited, and two other MassMutual Life subsidiaries to create Barings LLC. From December 2008 to May 2011, Mr. Finke also served as the Executive Vice President and Chief Investment Officer for the MassMutual Life. He was appointed President of Babson Capital in August 2007. Prior to joining Babson Capital, Mr. Finke was a Managing Director and Co-Founder of First Union Institutional Management LLC (“IDM”), an asset manager and subsidiary of First Union Corporation, from September 1998 until June 2002. He was appointed President of IDM in March of 2001. Mr. Finke served on the boards of Barings Business Development Corp. (NYSE: BBDC), a business development company that primarily makes debt investments in middle market companies, since August 2018; Barings Global Short Duration High Yield Fund (NYSE: BGH), a closed end fund that primarily invests in US and European high yield bonds, since October 2012; and Barings Capital Funds Trust since May 2013, until his retirement from Barings LLC in 2020.

Mr. Finke received a Master of Business Administration degree from Duke University’s Fuqua School of Business and holds a bachelor’s degree from the University of Virginia’s McIntire School of Commerce. Mr. Finke is a Trustee of Davidson College, member of the Fuqua School of Business Board of Visitors, Chairman of the Board of Charlotte Center City Partners, and a member of the Investment Committee of the Roman Catholic Diocese of Charlotte.

We believe Mr. Finke is qualified to serve as a member of Alliance’s board of directors based on his experience as chief executive officer, his role on several public and private boards of directors as well as his experience in investing in finance companies.

Terilea J. Wielenga. Ms. Wielenga has served as a director of Alliance since the closing of the business combination in February 2023. Ms. Wielenga is a senior global finance executive, board director, and advisor with more than 30 years of experience at complex, highly regulated Fortune 500 companies and a Big Four accounting firm. Ms. Wielenga is retired from Gilead Sciences (Nasdaq: GILD) where she served as Vice President, Head of Global Tax Policy and Strategy and also served as board director, secretary and treasurer for The Gilead Foundation. Ms. Wielenga currently serves as audit committee chair for the Arc Research Institute. Ms. Wielenga managed rapid global growth as the Senior Vice President of Tax for Allergan (NYSE: AGN). Ms. Wielenga also previously served as board director and chief financial officer of the Allergan Foundation and served as a board director for multiple Allergan subsidiaries in Ireland, Japan, and Bermuda.

In addition to her experience as a senior finance executive with public companies, Ms. Wielenga has advised a variety of pharmaceutical start-ups, pre-IPO ventures, and privately held companies. Ms. Wielenga is recognized as a global tax specialist and has taught advanced accounting and business taxation for MBA programs at Chapman University and Loyola Marymount University. Ms. Wielenga is a Certified Public Accountant. Ms. Wielenga earned her M.S. in Taxation from Golden Gate University in San Francisco and her B.A. in Business Economics from the University of California, Santa Barbara.

We believe Ms. Wielenga is qualified to serve as a member of Alliance’s board of directors based on her experience as a senior global finance executive and, her governance experience with public, private, and non-profit boards of directors.

Bruce Ogilvie. Bruce Ogilvie has been Alliance’s Executive Chairman since February 2023 and has been Executive Chairman of Legacy Alliance since 2013. Prior to assuming his current role, in 1996, Mr. Ogilvie was selected by a bank group to turn around the 600-store chain, Wherehouse Records. Under Mr. Ogilvie’s leadership Wherehouse emerged from bankruptcy within nine months and was sold to Cerberus Capital. Following his success with Wherehouse Records, Mr. Ogilvie bought a one-third interest in Super D in 2001 and assumed the role as CEO, joining with founders Jeff Walker and David Hurwitz. Bruce became the Chairman in 2013 after the merger of Super D and Alliance. Mr. Ogilvie has spent his entire career in the entertainment distribution industry starting with the founding of Abbey Road Distributors in 1980. Over the next 14 years, Mr. Ogilvie led Abbey Road’s growth to over $94 million in sales and successfully sold the business in 1994. In 1995, Mr. Ogilvie was awarded E&Y’s Distribution Entrepreneur of the Year Award for his work with Abbey Road.

We believe Mr. Ogilvie is qualified to serve as a member of Alliance’s board of directors based on his experience as Chairman of Legacy Alliance, his experience in our industry.

Jeffrey Walker. Jeffrey Walker has been Alliance’s Chief Executive Officer since February 2023 and Chief Financial Officer since October 2023 and was Legacy Alliance’s Chief Executive Officer since 2013. Mr. Walker has also been a director of Alliance since February 2023 and a director of Legacy Alliance since 2013. In 1990, Mr. Walker co-founded the CD Listening Bar, Inc., a retail music store. A few years later, Mr. Walker started wholesaling CDs from the back of the store, beginning the journey to create Super D, a music wholesaler founded in 1995. In 2001, Jeff and co-founder David Hurwitz sold a third of Super D to Bruce Ogilvie. Over the next decade, Mr. Ogilvie and Mr. Walker continued to grow Super D’s presence in the music wholesaling space, with the acquisition of Alliance in 2013. In 2015, Mr. Walker was awarded E&Y’s Distribution Entrepreneur of the Year award in Orange County. Mr. Walker received a bachelor’s degree in economics from University of California — Irvine.

We believe Mr. Walker is qualified to serve as a member of Alliance’s board of directors based on his experience as Chief Executive Officer of Legacy Alliance, his experience in the industry.

Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Donaldson, Finke, and Nagelson and Ms. Wielenga are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Board Diversity

Set forth below is a matrix identifying diversity information regarding our Board:

Board Diversity Matrix (as of September 23, 2024)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Subject to phase-in rules and a limited exception, the Nasdaq listing rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the Nasdaq listing rules require that the compensation committee of a listed company be comprised solely of independent directors. Each of the audit committee, the compensation committee and the nominating committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemptions under Rules 5605(c)(2)(B), 5605(d)(2)(B) and 5605(e)(3) of the Nasdaq listing rules.

Audit Committee

Ms. Wielenga and Messrs. Nagelson and Finke serve as members of our audit committee, and Ms. Wielenga chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, the audit committee must have at least three members, all of whom must be independent, except that the audit committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(c)(2)(B) of the Nasdaq listing rules. Each member of the audit committee meets the independent director standard under the Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

The Audit Committee held four meetings during the fiscal year ended June 30, 2024.

Each member of the audit committee is financially literate, and our board of directors has determined that Ms. Wielenga qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us; pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

Reviewing the independence of the independent auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, (ii) maintaining an active dialogue with the independent auditors, covering any disclosed relationship or services that may impair their objectivity and independence, (iii) presenting this statement to the Board and (iv) to the extent there are any such relationships, monitoring and investigating them and, if necessary, taking, or recommending to the Board that the Board take, appropriate action to maintain the independence of the independent auditors; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing

(i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or (iii) by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the audit firm and any steps taken to deal with such issues;

Reviewing the adequacy and effectiveness of internal control policies and procedures, including

The responsibilities, budget and staffing of the Company’s internal audit and control function, as well as establishing special audit procedures in response to any material control deficiencies, through inquiry and discussions with the Company’s independent auditors and management; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction address any conflicts of interest; reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; periodically review risk management policies; review, approve and monitor code of ethics for senior officers.

Compensation Committee

Messrs. Donaldson, Finke and Nagelson and Ms. Wielenga serve as members of our compensation committee. Mr. Donaldson chairs our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, the compensation committee must have at least two members, all of whom must be independent, except that the compensation committee may, if it is comprised of at least three members, have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(d)(2)(B) of the Nasdaq listing rules.

The Compensation Committee held four meetings during the fiscal year ended June 30, 2024.

We have adopted a compensation committee charter, which detail the principal functions of the compensation committee, including:

Oversee and review the Company’s executive compensation plans and policies; Ensure that the Company’s executive compensation programs are designed to enable it to recruit, retain and motivate a large group of talented and diverse executives;

Ensure that the Company’s executive compensation programs are appropriately competitive, support organization objectives and stockholder interests, and ensure executive compensation is adequately designed to align the interests of executive officers with the long-term performance of the Company;

Review and report to the Board for its consideration any cash incentive compensation plans, option plans or other equity based plans that provide for payment in the Company’s stock or are based on the value of the Company’s stock, subject to any approvals required by the stockholders of the Company;

Oversee all employee benefit plans and programs of the Company, its subsidiaries and divisions, including the authority to adopt, amend and terminate such plans and programs (unless approval by the Board or stockholders is required by law);

Implement and administer the Company’s compensation equity-based remuneration plans;

Review and approve on an annual basis the corporate goals and objectives relevant to Chairman, President and CEO’s compensation; evaluate the Chairman, President and CEO’s performance in light of those goals and objectives; and determine and approve the Chairman, President and CEO’s compensation level (if any) based on this evaluation; reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

Review and approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s officers and employees. Evaluate and recommend for Board approval any mandatory stock ownership guidelines;

Review and evaluate the compensation paid to directors and make recommendations to the Board for any adjustments; assisting management in complying with our proxy statement and annual report disclosure requirements and;

Annually assess and report to the Board on the performance and effectiveness of the Committee.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the SEC and Nasdaq.

Nominating Committee

Messrs. Finke, Donaldson and Chris Nagelson and Ms. Wielenga serve as members of the nominating committee. Mr. Finke serves as chair of the nominating committee. Under the Nasdaq listing standards, all of the directors on the nominating committee must be independent, except that the nominating committee may, if it is comprised of at least three members, have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(e)(3) of the Nasdaq listing rules.

The nominating committee held four meetings during the fiscal year ended June 30, 2024.

The Nominating Committee Charter, which details the purpose and responsibilities of the nominating committee, includes:

identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors; developing and recommending to the board of directors corporate governance guidelines;

coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors will consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit and compensation committee charters on our website. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Board Leadership Structure

Our Bylaws provide the Board with flexibility to combine or separate the positions of Chairman and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our Company. Our Board believes it is in our Company’s best interests that the positions of Chairman and Chief Executive Officer are separate, with Mr. Ogilvie serving as our Chairman and Jeff Walker serving as our Chief Executive Officer and Chief Financial Officer. Our Board believes separating these roles promotes effective leadership, allowing our Chief Executive Officer to focus on the management of our day-to-day business, while allowing our Chairman to focus on matters involving our Board, our overall corporate strategy, mergers and acquisitions and corporate governance.

Our Board does not currently have a lead independent director. The Board has determined that this structure is the most effective leadership structure for our Company at this time. The Board has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management. We believe the independent nature of our Board committees ensures that our Board maintains a level of independent oversight of management that is appropriate for the Company.

Our audit, compensation and nominating committees, which oversee critical matters such as our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting, our executive compensation program and the selection and evaluation of our directors and director nominees, each consist entirely of independent directors.

Risk Oversight

Our Board is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company, and responsibility for managing risk currently rests with executive management while the board participates in the oversight of the process. The oversight responsibility of our Board is enabled by management reporting processes designed to provide visibility to the Board about the identification, assessment, and management of critical risks. Those areas of focus include strategic, operational, financial and reporting, compliance and other risks. Our audit committee enhances the Board’s oversight of risk management and discusses with management, the independent auditors and the internal auditor policies with respect to risk assessment and risk management, including significant operating and financial risk exposures and the steps management has taken to monitor, control and report such exposures. Further, our compensation committee enhances the Board’s oversight of risk management by considering the impact of the Company’s compensation policies and plans, and the incentives created by the Company’s compensation policies and plans, on the Company’s risk profile.

Board Meetings and Committees

The Board held a total of five meetings and committees of the Board held a total of twelve meetings during the fiscal year ended June 30, 2024. During that period, no incumbent director attended fewer than 75% of the sum of the total number of meetings of the Board and meetings of all committees of the Board on which that director served and, in each case, were held during the period that the director served. The Board has an audit committee, a compensation committee, and a nominating committee. Charters for the audit committee, the compensation committee and the nominating committee may be viewed on our website at https://ir.aent.com/corporate-governance.

Director Qualification Standards

There are no specific minimum qualifications that the nominating committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The nominating committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board.

We are continuously working to cultivate an inclusive working environment and believe the diversity of our Board promotes innovation and vigorous deliberation as mentioned above.

The nominating committee will consider candidates for director recommended by any stockholder provided that such recommendation is properly submitted. The nominating committee has the following policy with regard to the consideration of any director candidates recommended by a stockholder:

●	A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to the Corporate Secretary in the manner described under “Stockholder Proposals for the 2025 Annual Meeting” and in accordance with our Bylaws, in order to be considered for nomination at the next annual meeting.

●	The notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under the Nasdaq Stock Market’s Listing Qualifications or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered.

Further, the following information must be provided to the Company with the written nomination:

●	as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

●	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owners, (3) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business or nomination, and (4) a representation whether the stockholder or beneficial owner, if any, intends to or is part of group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

The nominating committee considers director candidates that are suggested by members of the nominating, committee and the full Board, as well as management and stockholders. The nominating committee may, in the future, also retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the nominating committee, in its sole discretion. The process by the nominating committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates. The nominating committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long-term interest of our stockholders and contribute to our overall corporate goals.

Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating committee will consider the director’s past attendance at, and participation in, meetings of the Board and its committees and the director’s formal and informal contributions to the various activities conducted by the Board and the Board committees of which such individual is a member.

Contractual Rights of Class E common stockholders

There are 60,000,000 shares of Class A common stock reserved for issuance upon automatic conversion of contingent Class E common stock in three equal tranches when the price of the Class A common stock reaches $20, $30, and $50 per share, and under a variety of conditions within five, seven and ten years from the date of the business combination. Our Class E common stock is currently held in escrow, and the shares retain the right to vote. Under the Contingent Consideration Escrow Agreement dated February 10, 2023, each stockholder owning shares of Class E common stock has all rights with respect to the shares attributable to ownership of such Class E common stock, except (1) the right of possession thereof, (2) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such shares or any interest therein, and (3) the right to be paid dividends with respect to such shares (other than non-taxable stock dividends, which shall remain in and become part of the shares). The stockholders will have the right to vote such shares of Class E common stock; however, during the escrow period the Class E common stock holders have contractually agreed to vote their shares of Class E common stock in the same manner and proportion as the Class A common stock votes

Codes of Conduct

The Code of Conduct and Ethics may be viewed on our website at https://ir.aent.com/corporate-governance/governance-documents. The Code of Conduct and Ethics applies to all directors, officers, employees and independent contractors to conduct business with professional courtesy and integrity and act honestly, fairly and in good faith without prejudice in all commercial dealings, among other things. to for Employees and Directors applies to all of our officers, directors and employees. Any waiver of the Code of Conduct and Ethics for executive officers or directors may be made only by the Board and must be promptly disclosed to stockholders along with the reasons for such waiver in the manner required by applicable law. Any waiver of the Code of Conduct and Ethics for the Chief Executive Officer, Chief Financial Officer or other Senior Financial Officers may be made only by the Board and must be promptly disclosed to stockholders in the manner required by applicable law.

Insider Trading Policy

We have adopted an insider trading policy (the “Trading Policy”) that is designed to promote compliance with federal securities laws, rules, and regulations, as well as the rules and regulations of the Nasdaq Stock Market. The Trading Policy provides Alliance’s standards on trading and causing the trading of our securities or securities of other publicly traded companies while in possession of confidential information. It prohibits trading in certain circumstances and applies to all of our directors, officers, and employees, as well as independent contractors or consultants who have access to material nonpublic information of Alliance. Additionally, our Trading Policy imposes special additional trading restrictions applicable to all of our directors and executive officers. The Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K, and the full text of the Trading Policy is available on our website at www.aent.com.

Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to our Corporate Secretary, Robert Black, who will act as Secretary of the 2024 Annual Meeting and as agent for the Chairman in facilitating such direct communications to the Board.

Stockholder Engagement

We maintain an open and interactive dialogue with our stockholders. Our relationship with our stockholders, as the owners of our Company, is an important part of our success and our management team believes that active stockholder engagement is an important source of strategic and investment insight. Our stockholders’ views are shared with our Board, and incorporated in discussions of our strategy, operational performance, financial results, corporate governance, compensation programs, and related matters.

Our management team is primarily responsible for investor relations. Direct and open stockholder engagement drives increased corporate accountability, improves decision making, and ultimately creates long-term value. Our management team provides regular updates to our Board regarding stockholder feedback.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. This will be our first Annual Meeting and we anticipate that all our directors will be in attendance.

INFOMRATION REGARDING OUR OTHER EXECUTIVE OFFICERS

Our other current executive officers are as follows:

Name	Age	Position
Warwick Goldby	48	Chief Operating Officer
Amanda Gnecco	45	Chief Accounting Officer
Robert Black	64	Chief Compliance Officer

Warwick Goldby. Warwick Goldby joined Alliance in November 2016 and previously served as Senior Vice President of Distribution Operations until his promotion to Chief Operations Officer in May 2024. Prior to serving as Senior Vice President of Distribution Operations, Mr. Goldby has held several positions with increasing responsibilities in the operations department at Alliance. Mr. Goldby graduated from the University of Natal, South Africa, with a bachelor’s degree in Commerce.

Amanda Gnecco. Amanda Gnecco joined Alliance in August 2018 and previously served as Senior Vice President, Accounting and Finance until her promotion to Chief Accounting Officer in May 2024. As Senior Vice President, Accounting and Finance, Ms. Gnecco, together with Mr. Black, has been responsible for overseeing Alliance’s financial operations and financial and SEC reporting. Ms. Gnecco received a Master of Science in Accounting from the Keller Graduate School of Management and a B.S. in Accounting from Midwestern State University.

Robert Black. Robert Black joined Alliance in September 2019 and previously served as Senior Vice President, Accounting and Finance until his promotion to Chief Compliance Officer. In May 2024 As Senior Vice President, Accounting and Finance, Mr. Black, together with Ms. Gnecco, has been responsible for overseeing Alliance’s financial operations and financial and SEC reporting. Prior to joining Alliance, Mr. Black served as Senior Finance Manager at Amazon.com, Inc. from March 2017 through August 2019. Mr. Black earned an M.B.A. from the University of Notre Dame Mendoza College of Business and a B.S. at Ferris State University in Industrial Relations and Machine Tool Technology.

PROPOSAL NO. 2:

APPROVAL OF AN AMENDMENT TO THE 2023 OMNIBUS EQUITY AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE THEREUNDER FROM 600,000 SHARES OF CLASS A COMMON STOCK TO 1,000,000 SHARES OF CLASS A COMMON STOCK

The Company’s 2023 Omnibus Equity and Incentive Plan, or the 2023 Plan, was initially approved by the Board in connection with our business combination and the 2023 Plan was approved by our stockholders in January 2023. The 2023 Plan, as adopted, reserved an aggregate of 600,000 shares of Class A Common Stock for issuance thereunder. In September 2024, our Board approved, subject to stockholder approval, an amendment to the 2023 Plan to increase the number of shares authorized for issuance thereunder by 400,000 shares of Class A common stock, for a total amount reserved under the 2023 Plan of 1,000,000 shares of Class A common stock. The proposed Amendment No. 1 to the 2023 Plan (the “2023 Plan Amendment”), is attached hereto as Appendix A.

A summary of the 2023 Plan, as proposed to be amended, is set forth below. This summary is qualified in its entirety by the full text of the proposed 2023 Plan Amendment.

Reasons for the Proposed Amendment

The Board recommends that stockholders vote “FOR” the adoption of the 2023 Plan Amendment to increase the number of authorized shares. In making such recommendation, the Board considered a number of factors, including the following:

● Equity-based compensation awards are a critical element of our overall compensation program. We believe that our long-term incentive compensation program aligns the interests of management, employees and the stockholders to create long-term stockholder value. The 2023 Plan Amendment will allow us to continue to attract, motivate and retain our officers, key employees, non-employee directors and consultants.

● Our Board of Directors has determined that there are not sufficient shares of Class A common stock available under the 2023 Plan to support the Company’s intended compensation programs over the next several years.

● We believe that the additional 400,000 shares of Class A common stock will allow us to continue to meet our compensation goals for current and future years and will provide sufficient authorized shares available under the 2023 Plan for the grant of these awards.

● As discussed further below under “Determination of Shares Available Under the Plan,” the Compensation Committee and the Board believe that the increase in the number of shares of Class A common stock available under the 2023 Plan represents a reasonable amount of potential equity dilution, which will allow us to continue awarding equity incentives, an essential component of our overall compensation program.

Stockholders are asked to approve the 2023 Plan Amendment to satisfy Nasdaq requirements relating to stockholder approval of equity compensation and to qualify certain stock options authorized to be granted under the 2023 Plan for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Text of the 2023 Plan Amendment

The proposed 2023 Plan Amendment is attached hereto as Appendix A. The proposed 2023 Plan Amendment increases the 600,000 shares of Class A common stock reserved for issuance of awards under the 2023 Plan to 1,000,000 shares of Class A common stock.

As of September 15, 2024, there were only 136,200 shares of Class A common stock available for issuance under the 2023 Plan. We do not believe that the number of awards remaining available for grant under the 2023 Plan is sufficient to enable us to retain and recruit employees, officers, non-employee directors and other individual service providers, and aligning and increasing their interests in our success. We estimate that with the 2023 Plan Amendment, we will have a sufficient number of shares of Class A common stock to cover issuances under the 2023 Plan for the next one to two fiscal years.

In the event that our stockholders do not approve this proposal, the 2023 Plan Amendment will not become effective and awards will continue to be made under the 2023 Plan to the limited extent that there are available shares of our Class A common stock to do so.

Summary of the 2023 Plan

The following is a summary of certain material features of the 2023 Plan, which remain unchanged from those in effect prior to the 2023 Plan Amendment, since the only change to the 2023 Plan as proposed to be amended by the 2023 Plan Amendment is the increase in the shares available for issuance under the 2023 Plan.

Purpose

The purpose of the 2023 Plan is to help us attract, motivate and retain such persons with awards designed for the U.S. market and thereby enhance shareholder value.

Administration

The Board has appointed the compensation committee of the Board to administer the 2023 Plan. The compensation committee has the power to determine, among other items, the terms of the awards granted under the 2023 Plan, including the exercise price, the number of shares subject to each award (and the class of shares), and the exercisability and vesting terms of the awards. The compensation committee also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2023 Plan. All decisions made by the administrator pursuant to the provisions of the 2023 Plan will be final, conclusive and binding, other than as set forth herein. To the extent desirable to qualify transactions under the 2023 Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the 2023 Plan will be structured to satisfy the requirements for exemption under Rule 16b-3. Awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act) or the full Board, as applicable.

Grant of Awards; Shares Available for Awards

The 2023 Plan provides for the grant of awards which are distribution equivalent rights, incentive share options, non-qualified share options, performance shares, performance units, restricted common stock, restricted share units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted common stock or any combination of the foregoing, to key management employees and non-employee directors of, and non-employee consultants of, Alliance Entertainment Holding Corporation or any of its subsidiaries (each a “participant”) (however, solely Alliance Entertainment Holding Corporation employees or employees of Alliance Entertainment Holding Corporation subsidiaries are eligible for awards which are incentive share options). We have reserved a total of 600,000 shares of Class A common stock for issuance as or under awards to be made under the 2023 Plan. As of September 30, 2024, 136,200 shares of Class A common stock are eligible to be issued. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The 2023 Plan shall continue in effect, unless sooner terminated, until January 18, 2033. The Board of Directors in its discretion may terminate the 2023 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2023 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The number of shares of Class A common stock for which awards which are options or SARs may be granted to a participant under the 2023 Plan during any calendar year is limited to a number of shares equal to three percent (3%) of the total number of shares of common stock of Alliance Holding Corporation outstanding on the last day of the prior calendar year.

Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the 2023 Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Options

The term of each share option shall be as specified in the option agreement; provided, however, that except for share options which are incentive share options (“ISOs”), granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of our common stock or the capital stock of our subsidiaries (a “ten percent shareholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent shareholder).

The price at which a share may be purchased upon exercise of a share option shall be determined by the compensation committee, or Board, as applicable; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the 2023 Plan. The compensation committee or the Board, as applicable, shall determine the time or times at which or the circumstances under which a share option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the share option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which common stock will be delivered or deemed to be delivered to participants who exercise share options.

Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of ISOs granted to a ten percent shareholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of Alliance Entertainment Holding Corporation or one of its subsidiaries. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any Option which specifies that it is not intended to qualify as ISOs or any Option that fails to meet the requirement of an ISO at any point in time will automatically be treated as a nonqualified option (“NQSO”) under the terms of the 2023 Plan.

Restricted Share Awards

A restricted share award is a grant or sale of Class A common stock to the participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the compensation committee or the Board, as applicable, may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the compensation committee or the Board, as applicable, may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the 2023 Plan and any agreement relating to the restricted share award, a participant who is granted or has purchased restricted shares shall have all of the rights of a shareholder, including the right to vote the restricted shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the compensation committee or the Board or in the award agreement). During the restricted period applicable to the restricted shares, subject to certain exceptions, the restricted shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the participant.

Unrestricted Share Awards

An unrestricted share award is the award of Class A common stock which are not subject to transfer restrictions. Pursuant to the terms of the applicable unrestricted share award agreement, a holder may be awarded (or sold) Class A common stock which are not subject to transfer restrictions, in consideration for past services rendered thereby to us or an affiliate or for other valid consideration.

Restricted Share Unit Awards

A restricted share unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The compensation committee, or the Board, as applicable, shall set forth in the applicable restricted share unit award agreement the individual service-based or performance-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The vesting restrictions under any restricted share unit award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the compensation committee or the Board, as applicable, may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted share unit shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined in the sole discretion of the compensation committee or the Board, as applicable and as set forth in the restricted share unit award agreement, for each restricted share unit subject to such restricted share unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted share unit first becomes vested.

Performance Unit Awards

A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Alliance Entertainment Holding Corporation performance goals or objectives, based on the number of units awarded to the holder. The compensation committee, or the Board, as applicable, shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance Entertainment Holding Corporation would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. The vesting restrictions under any performance unit award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or Alliance Entertainment Holding Corporation satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of Alliance Entertainment Holding Corporation’s fiscal year to which such performance goals and objectives relate.

Performance Share Awards

A performance share award provides for distribution of common stock to the holder upon the satisfaction of predetermined individual and/or Alliance Entertainment Holding Corporation goals or objectives. The compensation committee, or the Board, as applicable, shall set forth in the applicable performance share award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance Entertainment Holding Corporation would be required to satisfy before the holder would become entitled to the receipt of the Class A common stock pursuant to such holder’s performance share award and the number of shares of Class A common stock subject to such performance share award. The vesting restrictions under any performance share award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such Class A common stock shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such goals and objectives relate. At the time of such award, the compensation committee, or the Board, as applicable, may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance share award shall have no rights as an Alliance Entertainment Holding Corporation shareholder until such time, if any, as the holder actually receives common stock pursuant to the performance share award.

Distribution Equivalent Rights

A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payment and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of Class A common stock during the period the holder held the distribution equivalent rights. The compensation committee, or the Board, as applicable, shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional common stock or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or common stock shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in common stock, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award other than an Option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest was credited), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Share Appreciation Rights

A SAR provides the participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of the number of shares of common stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of common stock subject to the SAR multiplied by the base value under the SAR, as determined by the compensation committee or the Board, as applicable. The base value of a SAR shall not be less than the fair market value of a share on the date of grant. If the compensation committee, or the Board, as applicable, grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.

Recapitalization or Reorganization

Subject to certain restrictions, the 2023 Plan provides for the adjustment of common stock underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of common stock underlying an award theretofore granted, we shall effect a subdivision or consolidation of our common stock or the payment of a share dividend on common stock without receipt of consideration by us. If we recapitalize or otherwise change our capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of shares of common stock then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of shares of common stock then covered by such award. The 2023 Plan also provides for the adjustment of shares underlying awards previously granted by the Board of Directors in the event of changes to the outstanding common stock by reason of extraordinary cash dividend, reorganization, mergers, consolidations, combinations, split ups, spin offs, exchanges or other relevant changes in capitalization occurring after the date of the grant of any award, subject to certain restrictions.

Amendment and Termination

The 2023 Plan shall continue in effect, unless sooner terminated pursuant to its terms, until January 18, 2033. The Board of Directors may terminate the 2023 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2023 Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors shall have the right to alter or amend the 2023 Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of our stockholders at which a quorum representing a majority of our shares of common stock entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the 2023 Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the 2023 Plan, materially increase the number of shares of common stock subject to the 2023 Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain repricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to exempt the 2023 Plan or any Award from Section 409A of the Code).

Repayment

All awards under the 2023 Plan are subject to reduction, forfeiture or repayment by reason of a correction or restatement of the Company’s financial information if and to the extent such reduction or repayment is required by any applicable law or policy adopted by the Company.

As of September 30, 2024, 463,800 awards had been granted under the 2023 Plan.

Certain U.S. Federal Income Tax Consequences of the 2023 Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to us and to participants in the 2023 Plan who are individual citizens or residents of the United States for federal income tax purposes, or U.S. Participants, of share options which are ISOs, or share options which are not ISOs, or NQSOs, restricted shares, SARs, dividend equivalent rights, restricted share units, performance shares, performance units and unrestricted share awards. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act or the exercise of a share option with previously-acquired common stock. This summary assumes that U.S. Participants will hold their common stock as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2023 Plan, or shares of common stock issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2023 Plan or shares of common stock issued thereto pursuant to the 2023 Plan.

A U.S. Participant generally does not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the U.S. Participant generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the common stock acquired on the date of exercise over the exercise price thereof, and Alliance Entertainment Holding Corporation will generally be entitled to a deduction for such amount at that time. If the U.S. Participant later sells common stock acquired pursuant to the exercise of an NQSO, the U.S. Participant recognizes a long-term capital gain or loss if the U.S. Participant held the shares of common stock for more than one year following exercise or a short-term capital gain or loss if the U.S. Participant held the shares of common stock for one year or less following exercise. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize taxable income upon the grant of an ISO and, if the U.S. Participant disposes of the common stock acquired pursuant to the exercise of an ISO after the later of two years after the date of grant or one year after the transfer of the common stock to the U.S. participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and we will not be entitled to a deduction. However, if the U.S. Participant disposes of such common stock prior to the end of either of the required holding periods, the ISO will convert to a NQSO and the U.S. Participant generally will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of common stock on the date of exercise (or, if less, the amount realized on such disposition) over the exercise price for such shares, and Alliance Entertainment Holding Corporation will generally be entitled to deduct such amount. If the amount realized on such disposition exceeds the fair market value of the shares on the date of exercise, the excess gain recognized will be short-term or long-term capital gain, depending on whether the shares were held by the U.S. Participant for more than one year prior to disposition. For purposes of the U.S. alternative minimum tax, or AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the common stock subject to the ISO over the exercise price is a preference items for AMT purposes.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and we will generally be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance share award, performance unit award, restricted share unit award, unrestricted share award or dividend equivalent rights award until a cash payment or a distribution of shares of common stock is received thereby. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares of common stock or cash received over any amount paid for the shares of common stock thereby, and Alliance Entertainment Holding Corporation will generally be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted share award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such common stock at the time the restriction lapses over any amount paid thereby for the common stock. Alternatively, the U.S. Participant may elect to be taxed on the excess, if any, of the fair market value of such shares of common stock at the time of this grant over any amount paid for such shares of common stock. Alliance Entertainment Holding Corporation will generally be entitled to a deduction at the same time and in the same amount as the income is required to be included by the U.S. Participant.

Interests of Alliance’s Directors and Officers in the Plan Amendment Proposal

When you consider the recommendation of the Company’s board of directors in favor of approval of the Plan Amendment Proposal, you should keep in mind that certain of the Company’s board of directors and officers have interests in the 2023 Plan that are different from, or in addition to, your interests as a stockholder or warrant holder, including, among other things, the potential future issuance of awards to the directors of Alliance.

New Plan Benefits

The grant of awards under the 2023 Plan is discretionary, and we cannot determine now the number or type of options or other awards to be granted in the future to any particular person or group other than the anticipated annual director grants.

Market Price of Shares

The closing price of our common stock, as reported on Nasdaq on September 23, 2024, was $2.76 per share.

Equity Compensation Plan Information

The following details information regarding Alliance Entertainment Holding Corporation existing equity compensation plans as of June 30, 2024:

Equity Compensation Plans Approved by the Stockholders(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in column (a)) (c)
2023 Plan	0	$0	136,200

(1) This table does not include the additional shares proposed to be authorized under the 2023 Plan pursuant to the 2023 Plan Amendment. The Company does not have equity compensation plans not approved by stockholders.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PLAN AMENDMENT PROPOSAL.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock as of the Record Date, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock;

●	each of our executive officers and directors; and

●	all our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership percentages set forth in the table below are based on 50,957,370 shares of Class A common stock issued and outstanding as of the Record Date.

	Number of Shares of Class A Common Stock	Percentage of Outstanding Class
Name of Beneficial Owner(1)	Beneficially Owned	A Common Stock
Bruce Ogilvie (2)(3)	15,281,475	30.0%
Jeffrey Walker(2)	22,936,078	45.0%
Thomas Finke(4)	958,361	1.9%
W. Tom Donaldson III(5)	2,508,362	4.8%
Terilea J. Wielenga	13,000	—
Chris Nagelson	5,000	—
Amanda Gnecco	7,500	—
Robert Black	10,000	—
Warwick Goldby	14,000	—
Directors and executive officers as a group (9 individuals)	41,733,776	81.9%
Ogilvie Legacy Trust dated September 14, 2021(6)	8,554,025	16.8%

(1)	Unless otherwise indicated, the business address of Alliance’s directors and executive officers is c/o Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, Florida 33324.

(2)	Excludes Class E common stock.

(3)	The shares are beneficially owned by the Bruce Ogilvie, Jr. Trust dated January 20, 1994, having Mr. Bruce Ogilvie, Jr. as trustee, Mr. Ogilvie disclaims individual ownership of such shares except for his individual pecuniary interest in such trusts.

(4)	Includes 637,333 shares issuable upon exercise of private warrants. 321,028 of the listed shares, including 250,000 shares issuable upon exercise of private warrants, are held directly by the Thomas M. Finke Family Trust dtd 12/14/2012, of which Mr. Finke’s spouse is the trustee and Mr. Finke’s spouse and children are the beneficiaries. Mr. Finke disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)	Includes (i) 40,000 shares held directly, (ii) 2,468,362 shares, including 1,837,335 shares issuable upon exercise of private warrants, held directly by B&D Series 2020, LLC, of which Mr. Donaldson is the manager and (iii) 83,300 shares held by Blystone & Donaldson, LLC, of which Mr. Donaldson is the manager. Mr. Donaldson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein

(6)	Mr. Ogilvie’s two adult children are trustees of the Ogilvie Legacy Trust dated September 14, 2021. Mr. Ogilvie disclaims beneficial ownership of the shares held by such trust.

EXECUTIVE COMPENSATION

For the fiscal year ended June 30, 2024, Alliance’s named executive officers were Bruce Ogilvie, Executive Chairman, Jeffrey Walker, Chief Executive Officer and Chief Financial Officer.

This section provides an overview of Alliance’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

2024 and 2023 Summary Compensation Table

The following table shows information regarding the compensation of Alliance’s named executive officers for services performed during the fiscal years ended June 30, 2024, and 2023.

Name and Position	Fiscal Year	Salary	Bonus	Stock Awards	All Other Compensation	Total Compensation
Bruce Ogilvie(1)	2024	$640,000	$640,000	—	$35,859	$1,315,859
Executive Chairman	2023	$769,231	—	—	$35,550	$804,781
Jeffrey Walker(2)	2024	$640,000	$640,000	—	$39,194	$1,319,194
Chief Executive Offer/Chief Financial Officer	2023	$769,231	—	—	$37,905	$807,136

(1)	Included in all other compensation expenses is $22,912 for car and phone allowance in FY24 and FY23. Also included is $16,151 in 401K and health benefits in FY24 and $16,500 in FY23.

(2)	Included in all other compensation expenses is $19,500 for car and phone allowance in FY24 and $24,000 in FY23. Also included is $16,151 in 401K and health benefits in FY23 and $13,900 in FY23.

Neither of the named executive officers had any outstanding equity awards at June 30, 2024.

Employment Agreements for Named Executive Officers

Overview; Salaries and Bonuses

On February 10, 2023, Bruce Ogilvie, Alliance’s Chairman, and Jeffrey Walker, Alliance’s Chief Executive Officer, entered into employment agreements for initial three-year terms, which will automatically renew thereafter for successive one-year terms.

Following the Business Combination, the two Named Executive Officers are entitled to base salary and a target bonus of a certain percentage of his base salary as follows:

		Target
Name	Base Salary ($)	Bonus Percentage(%)
Bruce Ogilvie	800,000	100
Jeffrey Walker	800,000	100

Equity Incentive Plan Awards

In addition to the salaries and bonus targets set forth above, each of the two Named Executive Officers are eligible to participate in and receive awards under the 2023 Plan.

Benefits

Each of the two Named Executive Officers also has the right to receive or participate in all employee benefit programs and perquisites generally established by the Company from time to time for employees similarly situated to the Named Executive Officer, subject to the general eligibility requirements and other terms of such programs and perquisites, and subject to the Company’s right to amend, terminate or take other similar action with respect to any such programs and perquisites. Each also receives $2,000 per month for an automobile lease and is entitled to first class air travel where available.

Termination; Severance Benefits

Pursuant to their employment agreements, in the event of a termination of such Named Executive Officer’s employment for any reason, the executive would generally be entitled to receive earned but unpaid salary, accrued but unpaid annual bonus, any owed accrued expenses, as well as amounts payable under any benefit plans, programs or arrangements that such Named Executive Officer participates in or benefits therefrom. In the event that a Named Executive Officer’s employment is terminated due to his death, in addition to the foregoing, he would be entitled to a pro-rated portion of his annual bonus, as determined by the Board.

In the event that a Named Executive Officer’s employment is terminated either without “cause” (as defined in the applicable employment agreement) or by the Named Executive Officer for “good reason” (as defined in the applicable employment agreement), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, such Named Executive Officer would be entitled to payment of an amount (i) equal to the executive’s base salary immediately prior to the termination date (or, if for “good reason” was attributable to the Company’s failure to pay the minimum amount of Base Salary provided herein, such minimum amount) for the period of time from the day after the Termination Date through the last day of the employment term or for a period of twelve (12) months, whichever is greater (the “Severance Period”); (ii) in addition to payment of any unpaid bonuses from a prior fiscal year, a pro-rata portion of the bonus based on the amount of days executive worked for the fiscal year in which the termination occurs, and (iii) payment for such Named Executive Officer’s insurance premiums incurred for participation in COBRA coverage pursuant group health plan through the earliest to occur of (A) the last day of the Severance Period, (B) the date the executive ceases to be eligible for COBRA or (C) such time as Executive is eligible for group health insurance benefits from another employer.

Provision of the severance benefits is conditioned on (i) the Named Executive Officer’s continued compliance in all material respects with executive’s continuing obligations to the Company, including, without limitation, the terms of the employment agreement that survive termination of executive’s employment with the Company, and (ii) the Named Executive Officer’s signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form of that provided to Executive by the Company on or about the termination date. The Named Executive Officer must so execute the separation agreement within 60 days following the termination date.

2024 Director Compensation

Alliance has established a formal arrangement to compensate its two non-employee directors. Under this arrangement, Ms. Wielenga and Mr. Nagelson each receives an annual fee of $50,000 for their service on the board of directors and its committees.

Equity Plans

Our board of directors adopted and approved the 2023 Omnibus Equity and Incentive Plan, or 2023 Plan, which was subsequently adopted by Alliance’s stockholders. The 2023 Plan became effective on February 10, 2023, and is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to based officers, employees and directors of, and consultants and advisers to, Alliance and its subsidiaries. The purpose of the 2023 Plan is to help us attract, motivate and retain such persons with awards designed for the U.S. market and thereby enhance shareholder value.

Grant of Awards; Shares Available for Awards. The 2023 Plan provides for the grant of awards which are distribution equivalent rights, incentive share options, non-qualified share options, performance shares, performance units, restricted common stock, restricted share units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted common stock or any combination of the foregoing, to key management employees and non-employee directors of, and non-employee consultants of, Alliance or any of its subsidiaries (each a “participant”) (however, solely Alliance employees or employees of Alliance subsidiaries are eligible for awards which are incentive share options). We have reserved a total of 600,000 shares of common stock for issuance as or under awards to be made under the 2023 Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The 2023 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the 2023 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2023 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The number of shares of common stock for which awards which are options or SARs may be granted to a participant under the 2023 Plan during any calendar year is limited to a number of shares equal to three percent (3%) of the total number of shares of common stock of the Company outstanding on the last day of the prior calendar year. Future new hires, non- employee directors and additional non-employee consultants are eligible to participate in the 2023 Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Options. The term of each share option shall be as specified in the option agreement; provided, however, that except for share options which are incentive share options (“ISOs”), granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of our common stock or the capital stock of our subsidiaries (a “ten percent shareholder”), no option shall be exercisable after the expiration of ten years from the date of its grant (five (5) years for an employee who is a ten percent shareholder).

The price at which a share may be purchased upon exercise of a share option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the 2023 Plan. The Plan Committee or the board of directors shall determine the time or times at which or the circumstances under which a share option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the share option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which common stock will be delivered or deemed to be delivered to participants who exercise share options.

Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of ISOs granted to a ten percent shareholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of Alliance or one of its subsidiaries. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. An Option which specifies that it is not intended to qualify as ISOs or any Option that fails to meet the requirement of an ISO at any point in time will automatically be treated as a nonqualified option (“NQSO”) under the terms of the Plan.

Restricted Share Awards. A restricted share award is a grant or sale of common stock to the participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the board of directors may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the 2023 Plan and any agreement relating to the restricted share award, a participant who is granted or has purchased restricted shares shall have all of the rights of a shareholder, including the right to vote the restricted shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted shares, subject to certain exceptions, the restricted shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the participant.

Unrestricted Share Awards. An unrestricted share award is the award of common stock which is not subject to transfer restrictions. Pursuant to the terms of the applicable unrestricted share award agreement, a holder may be awarded (or sold) common stock which are not subject to transfer restrictions, in consideration for past services rendered thereby to us or an affiliate or for other valid consideration.

Restricted Share Unit Awards. A restricted share unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted share unit award agreement the individual service-based or performance-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the Holder. The vesting restrictions under any restricted share unit award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted share unit shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted share unit award agreement, for each restricted share unit subject to such restricted share unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted share unit first becomes vested.

Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Alliance performance goals or objectives, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or Alliance satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement.

If achieved, such payment shall be made no later than by the 15th day of the third calendar month following the end of Alliance’s fiscal year to which such performance goals and objectives relate.

Performance Share Awards. A performance share award provides for distribution of common stock to the holder upon the satisfaction of predetermined individual and/or Alliance goals or objectives. The Plan Committee shall set forth in the applicable performance share award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance would be required to satisfy before the holder would become entitled to the receipt of common stock pursuant to such holder’s performance share award and the number of shares of common stock subject to such performance share award. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such common stock shall be made no later than by the 15th day of the 3rd calendar month next following the end of our fiscal year to which such goals and objectives relate. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance share award shall have no rights as an Alliance shareholder until such time, if any, as the holder actually receives common stock pursuant to the performance share award.

Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payment and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of common stock during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional common stock or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or common stock shall be made no later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in common stock, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award other than an Option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which such interest was credited), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Share Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of the number of shares of common stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of common stock subject to the SAR multiplied by the base value under the SAR, as determined by the Plan Committee or the board of directors. The base value of a SAR shall not be less than the fair market value of a share on the date of the grant. If the Plan Committee grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.

Amendment and Termination. The 2023 Plan shall continue in effect, unless sooner terminated pursuant to its terms, until February 10, 2033, the tenth anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date).

As of June 30, 2024, a total of 463,800 awards have been granted under the 2023 Plan.

Bonus Incentive Plan

In fiscal year 2025, the Company updated its cash Bonus Incentive Plan (the “Plan”) designed to align leadership compensation with the Company’s financial performance, specifically its growth in earnings before interest, taxes, depreciation, and amortization (“EBITDA”). The Plan is structured as follows:

The Plan applies to executives and leaders as determined by the Compensation Committee of the Board of Directors. The bonus payout under the Plan is directly linked to the Company’s EBITDA growth year-over-year. The Plan uses the percentage increase in the Company’s EBITDA for the current fiscal year as compared to the prior fiscal year as the performance metric.

A full payout of the cash bonus will occur if the Company’s EBITDA for the current fiscal year increases by 10% or more compared to the prior year’s EBITDA. For EBITDA growth below 10%, the bonus payout is pro rata down to 1% of the bonus amount based on the percentage increase in EBITDA.

10% or greater EBITDA increase: 100% bonus payout.

9% EBITDA increase: 90% bonus payout.

8% EBITDA increase: 80% bonus payout.

This pattern continues, with a 10% reduction in payout for every 1% decrease in EBITDA growth. No bonus will be paid if EBITDA growth is less than 1%.

Bonuses earned under the Plan, if any, will be paid in the first quarter of the following fiscal year, after the Company’s financial results for the relevant year are finalized and audited. The Compensation Committee retains the discretion to adjust the final bonus payouts in the event of extraordinary or non-recurring items that materially affect the Company’s reported EBITDA. The Company will accrue bonuses based on its estimated performance to the Plan’s EBITDA targets throughout the fiscal year.

Clawback Policy

The Board has adopted a clawback policy which allows us to recover performance-based compensation, whether cash or equity, from a current or former executive officer in the event of an Accounting Restatement. The clawback policy defines an Accounting Restatement as an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws. Under such policy, we may recoup incentive-based compensation previously received by an executive officer that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts in the Accounting Restatement.

The Board has the sole discretion to determine the form and timing of the recovery, which may include repayment, forfeiture and/or an adjustment to future performance-based compensation payouts or awards. The remedies under the clawback policy are in addition to, and not in lieu of, any legal and equitable claims available to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Business Combination Related Party Transactions

Initial Stockholder Shares

In August 2020, Adara Sponsor LLC, a Delaware limited liability company (the “Sponsor”), purchased an aggregate of 2,875,000 shares (the “Initial Stockholder Shares”) for an aggregate purchase price of $25,000 in cash, or approximately $0.009 per share. Prior to the Company’s initial public offering (the “IPO”), the Sponsor transferred 50,000 Initial Stockholder Shares to the underwriter for the IPO and to affiliates of the underwriter. In connection with the Business Combination the initial stockholders of Adara, including the Sponsor (the “Adara Initial Stockholders”) forfeited 1,375,000 of these Initial Stockholder Shares. At the closing of the Company’s initial business combination (the “Business Combination”), each of the remaining 1,500,000 Initial Stockholder Shares converted into one share of Class A common stock.

Registration Rights Agreement

The holders of the Initial Stockholder Shares and private warrants (and in each case holders of their underlying securities, as applicable) have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement that was signed on February 8, 2021. This agreement provided that these holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders were granted “piggy-back” registration rights to include their securities in other registration statements filed by us.

In connection with the closing of the Business Combination, the Adara Initial Stockholders and the stockholders of Alliance Entertainment Holding Corp, a Delaware corporation, prior to the Business Combination (“Legacy Alliance”) entered into the Registration Rights Agreement, which amended and restated the former registration rights agreement. Pursuant to the Registration Rights Agreement, Alliance filed a resale registration statement and it was declared effective in accordance with the terms of the registration statement. In certain circumstances, the Adara Initial Stockholders and the Legacy Alliance stockholders may each demand up to two registrations, which may be underwritten offerings, and all of the registration rights holders will be entitled to piggyback registration rights.

Private Warrants

Simultaneously with the IPO, the Sponsor purchased an aggregate of 4,120,000 private warrants at a price of $1.00 per private warrant ($4,120,000 in the aggregate) in a private placement. Each private warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The private warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

Promissory Note and Affiliate Loans

Prior to the IPO’s closing, the Sponsor provided the Company (the Company, prior to the Business Combination, is referred to herein as “Adara”) with aggregate loans totaling $600,000 to cover IPO-related expenses. These loans were non-interest bearing, unsecured, and due on the earlier of March 31, 2021, or the IPO’s closing. The loan was fully repaid from the offering proceeds at the IPO closing.

On June 22, 2022, Blystone & Donaldson, LLC, an affiliate of W. Tom Donaldson III, then a director of Adara, and Thomas Finke, then Chief Executive Officer as well as a director of Adara, agreed to loan us up to $250,000 to fund operating expenses, including those related to the Business Combination. These loans were documented through non-interest-bearing Promissory Notes, payable on the earlier of the closing of the Business Combination or February 10, 2023.

At the closing of the Business Combination, the amounts outstanding under the Promissory Notes were $250,000 to Blystone & Donaldson, LLC and $221,598 to Mr. Finke. Additionally, we had an outstanding payable of $53,710 to Blystone & Donaldson, LLC for advances made on our behalf.

Subsequent to the Business Combination, Blystone & Donaldson, LLC and Mr. Finke agreed to convert the amounts owed into payable obligations, with terms indicating that these amounts would be settled after certain other payables assumed by Alliance in connection with the Business Combination. During fiscal year 2024, we repaid the $250,000, $221,598, and $53,710 owed to Blystone & Donaldson, LLC, Mr. Finke, and Mr. Donaldson, respectively.

As of June 30, 2024, there have been no new promissory notes or significant changes to the terms of the previously disclosed related party loans. We continue to monitor and manage these obligations in accordance with the terms agreed upon and as reflected in our financial statements.

Sponsor Support Agreement

On June 22, 2022, Adara, Legacy Alliance and the Alliance Initial Stockholders entered into the Sponsor Support Agreement pursuant to which the Alliance Initial Stockholders agreed to vote all of their Initial Stockholder Shares and shares of Class A common stock in favor of the approval and adoption of the Business Combination and related matters subject to a stockholder vote at the stockholder meeting at which the Business Combination proposal was voted upon by the Alliance stockholders.

Alliance Indemnification Agreements

In connection with the IPO, Alliance entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in its certificate of incorporation. Alliance also purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Alliance against its obligations to indemnify its officers and directors.

Alliance Related Party Transactions

Interest-Charge Domestic International Sales Corporation (IC-DISC)

The Company has an affiliate, My Worldwide Market Place, Inc. which is an IC-DISC and was established February 12, 2013. The IC-DISC is owned by the Company Stockholders. Effective December 31, 2022, IC-DISC was discontinued as a result there will be no future accruals or commissions paid out.

The IC-DISC is organized to manage sales to certain qualified customers and receive commissions from the Company for this activity. The commissions expenses were $0 and $2.8 million for the year ended June 30, 2024, and 2023 respectively. Determined under formulas and rules defined in the law and regulations of the US tax code. Under these regulations, the commission is deductible by the Company and results in a specified profit to the IC-DISC. This net profit is not subject to Federal income tax. The IC-DISC, which is managed on a calendar year, distributes the profit to its Stockholders, who are taxed on the income as a dividend. For twelve months ended December 31, 2022, the owners of the IC-DISC elected to forgive the distribution. The commission was not paid out but rolled into Equity of Alliance Entertainment for the period ending June 30, 2023.

GameFly Holdings, LLC

During the years ended June 30, 2024, 2023, Alliance has made sales of new release movies, video games, and video game consoles to GameFly Holdings LLC in the amount of $8.4 million and $16.8 million, respectively. GameFly, a customer of Alliance, is equally owned by Bruce Ogilvie and Jeff Walker, the two shareholders of Alliance. Alliance believes the amounts that GameFly paid for New Release, movies, video games, and video game consoles are at fair market value. GameFly does fulfillment services of fast selling new releases by providing 3PL services at market rates. The agreement between Alliance and GameFly can be terminated by either party at any time. GameFly is free to purchase from any competitor of Alliance.

On February 1, 2023, Alliance entered into a Distribution Agreement (the “Agreement”) with GameFly, which is effective from February 1, 2023, through March 31, 2028. At that time, the Agreement continues indefinitely until either party provides the other party with six-month advance notice to terminate it. During the year ended June 30, 2024, and 2023, Alliance had distribution revenue in the amount of $0.25 and $0.22 million respectively.

MVP Logistics, LLC

MVP Logistics is an independent contractor, which, prior to August 31, 2023, was partially owned by Joe Rehak, the SVP of Operations of COKeM International Limited, which Alliance acquired in September 2020. Subsequent to August 31, 2023, Mr. Rehak no longer has an equity stake in MVP Logistics and retired from COKeM in January 2024. Alliance believes the amounts payable to MVP Logistics are at fair market value.

During the year ended June 30, 2024, and 2023 Alliance incurred costs with MVP Logistics, LLC, in the amount of $1.0 million, and $8.3 million, respectively, for freight shipping fees, transportation costs, warehouse distribution, and 3PL management services (for Arcades) at the Santa Fe Springs, California and South Gate, California distribution facilities.

Ogilvie Loans

On July 3, 2023, the Company entered into a $17 million line of credit (the “Ogilvie Loan”) with Bruce Ogilvie, a principal stockholder. Initial borrowings amounted to $10 million on that date, followed by an additional $5 million on July 10, 2023. These sums were repaid on July 26, 2023. Subsequently, on August 10, 2023, the Company accessed the Ogilvie Loan for the full $17 million, repaying $7 million on August 28, 2023. Further transactions occurred on September 14th, with a borrowing of $7 million, repaid on September 28, 2023. On October 10, 2023, an additional $7 million was borrowed and repaid on October 18th, 2023. As of June 30, 2024, the outstanding balance on the Ogilvie Loan stood at $10 million.

The Ogilvie Loan matures on December 22, 2026, and bears interest at the rate of the 30-day SOFR plus 5.5%. Interest expenses for the fiscal year ended June 30, 2024, and 2023 were $10.0 million and $0, respectively. The interest rate at June 30, 2024, was 8.6%.

B&D Capital Partners, LLC

During the fiscal year ended June 30, 2024, the Company entered into a financial advisory agreement with B&D Capital Partners, LLC (“BDCP”). Donaldson, a director of the company, is managing partner and a principal equity holder of Blystone & Donaldson, the parent company of BDPC. The agreement, dated July 28, 2023, engaged BDCP as a non-exclusive financial advisor to assist the Company in issuing privately held debt securities and related transactions. BDCP is owned by Blystone & Donaldson, LLC, and Mr. Donaldson, an independent director of the Company, is a principal of BDCP.

Under the terms of the agreement, BDCP provided financial advisory services, including the review of confidential information, identification and engagement of potential transaction parties, and assistance with investor presentations.

During the fiscal year ended June 30, 2024, the Company paid BDCP approximately $1.8 million for these services, which included an advisory fee of 1.5% of the gross proceeds from transactions involving White Oak Commercial Finance, LLC.

Policies and Procedures for Related Person Transactions

Our board of directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Donaldson, Finke, and Nagelson and Ms. Wielenga are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. We believe that, based on the written representations of our directors and officers, and the copies of reports filed with the SEC during the fiscal year ended June 30, 2024, our directors, officers and holders of more than 10% of our common stock complied with the requirements of Section 16(a).

HOUSEHOLDING

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact David Gentry at (407) 644-4256 or Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, FL 33324, Attention: Secretary.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our corporate Secretary of the 2024 Annual Meeting as indicated above. Upon your written or oral request, we will promptly deliver you a separate copy of this Notice of Annual Meeting and Proxy Statement and accompanying documents.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, any stockholder proposal must be delivered in writing to our corporate Secretary and received at our principal executive offices at Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, FL 33324 no later than June 20, 2025, in order to be considered for inclusion in our Proxy Statement relating to the 2025 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by Rule 14a-8 of the Exchange Act, the rules and regulations of the SEC and other laws and regulations to which interested persons should refer.

Pursuant to our Bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, submitted for consideration at the 2025 Annual Meeting but not submitted for inclusion in our Proxy Statement relating to the 2025 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be delivered to our corporate Secretary in writing at Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, FL 33324, Attention: Secretary no earlier than 8:00 a.m. local time, on the 150th day and no later than 5:00 p.m., local time, on the 120th day prior to the first anniversary of the date of this Proxy Statement for the 2024 Annual Meeting, after which a proposal is untimely. As a result, any stockholder proposal submitted pursuant to the provisions of our Bylaws (other than pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than May 21, 2025 nor later than June 20, 2025. However, in the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2024 Annual Meeting, notice by the stockholder must be so delivered no earlier than 8:00 a.m., local time, on the 120th day prior to the 2025 Annual Meeting and no later than the later of (A) 5:00 p.m., local time, on the 90th day before the 2025 Annual Meeting or (B) 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting was first made by us. A stockholder notice to our corporate Secretary of a proposal or nomination must include the specified information required by our Bylaws. In addition, a stockholder who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 of the Exchange Act.

October 18, 2024	By Order of the Board of Directors,

/s/ Robert Black
Robert Black
Secretary

Appendix A

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

AMENDMENT NO. 1 TO 2023 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the 2023 Omnibus Equity Incentive Plan (the “Plan”) of Alliance Entertainment Holding Corporation, a Delaware corporation (the “Company”), is made and entered into effective as of [____], 2024.

Pursuant to the authorization granted by the Board of Directors of the Company and in accordance with Article XVI of the Plan and the approval of the stockholders of the Company on November 7, 2024, the Plan is hereby amended as follows:

1.	Section 5.1 of the Plan is hereby amended by deleting the number “six hundred thousand (600,000)” and replacing such number with “one million (1,000,000)”, reflecting an increase in the number of Shares (as such term is defined in the Plan) available for issuance under the Plan.

2.	Except as expressly amended hereby, the Plan shall remain in full force and effect with no further amendments, modifications, or changes.

IN WITNESS WHEREOF, the Company has duly executed this Amendment to be effective as the date first above written.

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

By:
Name:
Title:

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 6, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting.
To attend;
www.cstproxy.com/AENT/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.

Please mark your votes like this **X**

(1) W. Tom Donaldson III
(2) Chris Nagelson

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction:To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________________ **Signature, if held jointly**____________________________ **Date**___________, **2024**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

To view the 2024 Proxy Statement, 2024 Annual Report and to Attend the Annual Meeting, please go to: http://www.cstproxy.com/AENT/2024

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

The undersigned appoints Jeffrey Walker and Bruce Ogilvie, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Alliance Entertainment Holding Corporation (the "Company") held of record by the undersigned at the close of business on September 23, 2024 at the Annual Meeting of Stockholders of the Company, to be held on November 7, 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)